EXHIBIT 10.24

                                PLEDGE AGREEMENT


          This PLEDGE AGREEMENT ("Pledge Agreement") is made as of this 28th day of October, 1997 between LOIS/USA, INC., a Delaware corporation (the "Pledgor"), and SANWA BUSINESS CREDIT CORPORATION, as agent, for its benefit and the benefit of the Lenders (in such capacity, "Agent").

          WHEREAS, Pledgor is the legal and beneficial owner of all of the issued and outstanding capital Stock described on EXHIBIT 1 hereto issued by the corporations named therein; and

          WHEREAS, Agent and the Persons from time to time designated as lenders thereunder ("Lenders") have entered into that certain Loan and Security Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement") with LOIS/USA West, Inc., LOIS/USA Chicago, Inc. and LOIS/USA New York, Inc.; and

          WHEREAS, Pledgor has executed the Parent Guaranty in favor of Agent, for its benefit and the ratable benefit of Lenders, whereby Pledgor guarantees all Obligations of the Borrowers under the Loan Agreement (the "Guaranty"); and

          WHEREAS, in connection with the making of the loans and other extensions of credit under the Loan Agreement and as security for the obligations of Pledgor under the Guaranty, Lenders and Agent are requiring that Pledgor shall have executed and delivered this Pledge Agreement and granted the security interests contemplated hereby.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with Agent as follows:

          1. DEFINED TERMS. As used in this Pledge Agreement,

          "Lien" shall mean, with respect to the property or assets of any Person, any statutory or contractual lien, security interest, mortgage, pledge, claim, encumbrance, charge, hypothecation, assignment, deposit arrangement, filing of, or agreement to give, any financing statement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, whether voluntary or involuntary (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement), in, of or on any of the property or assets of such Person in favor of any other Person.

          "Pledged Collateral" means the Pledged Stock and the Stock Rights, including the proceeds of each.

          "Pledged Stock" means the respective shares of capital stock of the Borrowers described on EXHIBIT 1 hereto, together with the certificates or other instruments or securities representing such shares.

          "Secured Obligations" shall have the meaning assigned to such term in
SECTION 2 hereof.

          "Stock Rights" means any stock, any dividend or other distribution and any other right or property which the Pledgor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any shares of the Pledged Stock and any stock, any right to receive stock and any right to receive earnings, in which the Pledgor now has or hereafter acquires any right, issued by the issuer of the Pledged Stock.

          The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise defined herein, all terms used herein and defined in the Code shall have the meanings ascribed thereto in the Code. In addition, unless otherwise defined herein, all defined terms herein shall have the respective meanings ascribed thereto in the Loan Agreement as in effect on the date hereof.

          2. PLEDGE. To secure all indebtedness, liabilities and obligations of Pledgor now or hereafter existing under this Pledge Agreement and under the Guaranty (collectively, the "Secured Obligations") the Pledgor hereby delivers to Collateral Agent and hereby pledges, assigns, transfers and grants to Agent a first Lien on the Pledged Collateral. All of the Pledged Stock, together with undated stock powers duly executed in blank by the Pledgor, are being delivered to Agent simultaneously herewith.

          3. REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR. Pledgor represents and warrants to Agent that:

          3.1 EXISTENCE AND STANDING. Pledgor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          3.2 AUTHORIZATION, VALIDITY AND ENFORCEABILITY. Pledgor has full power, authority and legal right to execute this Pledge Agreement and to pledge the Pledged Collateral to Agent. The execution and delivery by Pledgor of this Pledge Agreement have been duly authorized by all necessary action and this Pledge Agreement constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, creates a security interest which is enforceable against Pledgor in the Pledged Collateral and will create a security interest enforceable against Pledgor in the Stock Rights and the proceeds of the Pledged Stock and the Stock Rights at the time Pledgor acquires any right therein, in each such case subject to bankruptcy, insolvency, liquidation, reorganization and other laws of general application affecting the rights and remedies of creditors.

          3.3 CONFLICTING LAWS AND CONTRACTS. Neither the execution and delivery by the Pledgor of this Pledge Agreement, the creation and perfection of the Lien on the Pledged Collateral granted hereunder, nor compliance with the terms and provisions hereof violate or will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Pledgor or Pledgor's Certificate of Incorporation or Bylaws or, except as disclosed on EXHIBIT 3.3 hereto, the provisions of any indenture, instrument or agreement to which Pledgor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement.

          3.4 OWNERSHIP OF PLEDGED STOCK. Pledgor is the direct legal and beneficial owner of each share of each Borrower and such Pledged Stock represents 100% of the issued and outstanding stock of its issuer. The Pledged Stock represents all of the issued and outstanding shares of stock of such issuer owned by Pledgor.

          3.5 OTHER AGREEMENTS. Except as disclosed on EXHIBIT 3.3 hereto, Pledgor has not performed any act or executed any instrument, agreement or other document that might prevent or hinder Agent from obtaining and enjoying fully and completely all of the benefits, rights and powers conferred, or sought to be conferred, upon Agent by this Pledge Agreement.

          3.6 ISSUANCE OF PLEDGED STOCK. Each share of the Pledged Stock has been duly and validly issued, is fully paid and non-assessable and is owned by the Pledgor free and clear of any Lien other than the Lien created by this Pledge Agreement.

          3.7 CONSENTS. No consent, approval or authorization of, notice to, designation or filing with, or other action by, any Person is required in connection with the execution, delivery and performance of the pledge and Lien granted under this Pledge Agreement by the Pledgor, or in connection with the exercise of remedies with respect to the Pledged Collateral pursuant to this Pledge Agreement.

          3.8 PRIORITY. The pledge, assignment and delivery of the Pledged Collateral pursuant to this Pledge Agreement creates a valid first perfected Lien on Pledgor's interest in such Pledged Collateral and the proceeds thereof in favor of Agent, subject to no prior Lien of any other Person.

          4. COVENANTS AND REPRESENTATIONS. From the date of this Pledge Agreement until the Pledge Agreement is terminated pursuant to SECTION 7.13:

          4.1 Pledgor shall:

          4.1.1 DELIVERY OF CERTAIN ITEMS. Except as otherwise permitted by the Loan Agreement, hold in trust for Agent and deliver forthwith (and without any necessity for any request or demand by Agent) to Agent, in the exact form received, with the endorsement of Pledgor when necessary and/or appropriate instruments of transfer, assignment or endorsement as applicable, duly executed in blank, any additional stock certificates, cash, checks, draft, remittances, documents, promissory notes, instruments, debt securities or other proceeds evidencing or constituting Pledged Collateral, whether as an addition to, in substitution for, or in exchange for any of the Pledged Collateral, or otherwise. In case any property shall be distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, except as otherwise permitted by the Loan Agreement, the property so distributed shall be delivered to Agent to be held by it as additional collateral security for the Secured Obligations. All sums of money and property so paid or distributed in respect of any Pledged Collateral which are received by Pledgor shall, until paid or delivered to Agent in accordance with the terms hereof, be held by Pledgor in trust as additional collateral security for the Secured Obligations.

          4.1.2 TAXES. Pay when due all taxes, assessments and governmental charges and levies upon the Pledged Collateral, except those being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

          4.1.3 NOTICE OF DEFAULT. In accordance with the provisions of the Loan Agreement, give prompt notice in writing to Agent of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, which might materially adversely affect the value of the Pledged Collateral or the ability of Pledgor to perform the Secured Obligations.

          4.1.4 STOCK POWERS AND OTHER ACTIONS. Execute and deliver to Agent all stock powers, assignments, financing statements, indorsements, instruments and other documents and take all further action, at the expense of Pledgor, from time to time requested by Agent in order to perfect or maintain a first perfected Lien on the Pledged Collateral in favor of Agent or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral or to effect a transfer of the Pledged Collateral, or any part thereof. All instruments representing or evidencing the Pledged Collateral shall be delivered to and held by Agent pursuant hereto and shall be in suitable form for transfer or assignment in blank, all in form and substance satisfactory to Agent.

          4.1.5 REPORTS. Furnish to Agent such reports relating to the Pledged Collateral as Agent shall from time to time request.

          4.1.6 DEFENSE OF COLLATERAL. Defend for the benefit of Agent, Agent's right, title and Lien acquired by this Pledge Agreement in and to the Pledged Collateral and the proceeds thereof against the claims and demands of all other Persons.

          4.2 Pledgor shall not:

          4.2.1 LIENS. Create, incur, or suffer to exist any Lien on the Pledged Collateral except the Lien created by this Pledge Agreement or waive or forgive any indebtedness evidenced by any of the Pledged Collateral, or amend the terms thereof or extend the maturity thereof, or perform any act or execute any instrument that might prevent or hinder Agent from obtaining and enjoying, fully and completely, all of the benefits, rights and privileges conferred or sought to be conferred upon Agent by this Pledge Agreement.

          4.2.2 DISPOSITION OF COLLATERAL. Sell or otherwise dispose of all or any part of the Pledged Collateral.

          4.2.3 CHANGES IN CAPITAL STRUCTURE OF ISSUER. (a) Permit or suffer any issuer of the Pledged Stock to dissolve, liquidate, retire any of its capital stock, reduce its capital or merge or consolidate with any other Person, or (b) vote any of the Pledged Stock or Stock Rights in favor of any of the foregoing.

          4.2.4 ISSUANCE OF ADDITIONAL STOCK. Permit or suffer the issuer of the Pledged Stock to issue any stock, any right to receive stock or any right to receive earnings, except to Pledgor.

          5. REMEDIES.

          5.1 ACCELERATION AND REMEDIES. If any Event of Default has occurred and is continuing, then, upon the election of Agent, the Secured Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and Agent may (a) exercise all rights set forth in SECTION 7.3 and (b) exercise any or all of the rights and remedies provided (i) in this Pledge Agreement, (ii) in the Code to a secured party when a debtor is in default under a security agreement and (iii) by any other applicable law or agreement.

          5.2 FORECLOSURE SALES. (a) Without limiting the provisions of SECTION 5.1, Agent may, following the occurrence and during the continuance of an Event of Default, without notice except as specified below, and to the extent permitted under applicable law, sell the Pledged Collateral or any part thereof in one or more transactions at public or private sale, for cash or property and at such price or prices and upon such other terms as Agent may deem commercially reasonable, irrespective of the impact of any of such sales on the value of any of the Pledged Collateral. To the extent permitted under applicable law, Agent may be the purchaser of any or all of the Pledged Collateral at any such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Agent shall not be obligated to make any sale with respect to the Pledged Collateral regardless of a notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, Agent may be unable to effect a public sale or disposition of any or all of the securities included within the Pledged Collateral but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any sales under such restrictions may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and notwithstanding such circumstances, agrees that any sale under such restrictions shall be deemed to have been made in a commercially reasonable manner and that Agent shall have no obligation to engage in sales without such restrictions and no obligation to delay the sale of any securities included within the Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if Pledgor would agree to do so.

          6. WAIVERS, AMENDMENTS AND REMEDIES. No course of dealing between Agent and Pledgor and no delay or omission of Agent to exercise any right, power, privilege or remedy granted under this Pledge Agreement, the Loan Agreement or any other Financing Agreement or any collateral document or guaranty related thereto shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude other or further exercise thereof or the exercise of any other right, power, privilege or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of this Pledge Agreement whatsoever shall be valid unless in writing signed by Agent, and then only to the extent in such writing specifically set forth. All rights, power, privilege and remedies contained in this Pledge Agreement shall be cumulative, are in addition to such other rights, power, privileges and remedies Agent may have by law or otherwise and shall be available to Agent until the Secured Obligations have been paid in full.

          7. GENERAL PROVISIONS.

          7.1 SPECIAL COLLATERAL ACCOUNT. All cash received by Agent with respect to the Pledged Collateral pursuant to SECTION 4.1.1 or upon the exercise of the remedies provided for in SECTION 5.1, shall be deposited into a special collateral account with Agent and shall be held by Agent as security for the Secured Obligations. Pledgor shall have no control whatsoever over said special collateral account. Agent shall apply any part of the credit balance in said special collateral account to the payment of the Secured Obligations, whether or not any of them shall be then due.

          7.2 APPLICATION OF PROCEEDS. All cash, property or other proceeds received by Agent pursuant to the enforcement of this Pledge Agreement, the Loan Agreement or any other Financing Agreement or any collateral document or guaranty related to any of the foregoing after acceleration of the Secured Obligations shall be distributed in the manner set forth in the Loan Agreement.

          7.3 EXERCISE OF RIGHTS IN PLEDGED COLLATERAL. After the occurrence and during the continuance of an Event of Default, Agent or its nominee may, but shall not be obligated to, at any time and from time to time, without notice to the Pledgor, exercise all voting and corporate rights relating to the Pledged Collateral including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Stock and the Stock Rights, as if it were the absolute owner thereof. Upon the occurrence and during the continuance of an Event of Default, in the event that Pledgor, as record and beneficial owner of the Pledged Stock, shall receive or shall become entitled to receive, any cash dividends or other distributions, Pledgor shall deliver to Agent, and Agent shall be entitled to receive and retain, all such cash or other distributions. At all times when no Event of Default has occurred and is continuing, Pledgor shall be entitled to vote its Pledged Stock and otherwise exercise the incidents of ownership of the Pledged Stock.

          7.4 NOTICE OF DISPOSITION OF COLLATERAL. Notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Pledged Collateral may be made shall be reasonable if sent to the Pledgor, addressed as set forth in SECTION 8, at least ten days prior to any such public sale or the time after which any such private sale or other disposition may be made.

          7.5 POSSESSION OF COLLATERAL. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral in the physical possession of Agent pursuant hereto, neither Agent nor any nominee of Agent, shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it to the Pledgor.

          7.6 SPECIFIC PERFORMANCE OF CERTAIN COVENANTS. The Pledgor acknowledges and agrees that a breach of any of the covenants contained in SECTIONS 4.1.1, 4.1.4, 4.1.6, 4.2.2, 4.2.3 or 4.2.4 will cause irreparable injury to Agent and that Agent has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Agent to seek and obtain specific performance of other obligations of the Pledgor contained in this Pledge Agreement, that the covenants of the Pledgor contained in the Sections referred to in this SECTION 7.6 shall be specifically enforceable against the Pledgor.

          7.7 DEFINITION OF CERTAIN TERMS. Terms defined in the Code which are not otherwise defined in this Pledge Agreement are used in this Pledge Agreement as defined in the Code as in effect on the date hereof.

          7.8 BENEFIT OF AGREEMENT. The terms and provisions of this Pledge Agreement shall be binding upon and inure to the benefit of Agent and the Pledgor and their respective successors and assigns, except that the Pledgor shall not have the right to assign its rights or obligations under this Pledge Agreement or any interest herein.

          7.9 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Pledgor contained in this Pledge Agreement shall survive the execution and delivery of this Pledge Agreement.

          7.10 TAXES AND EXPENSES. The Pledgor will upon demand pay to Agent (a) any taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like) payable or ruled payable by any Federal or State authority in respect of this Pledge Agreement, together with interest and penalties, if any, and (b) all reasonable expenses, including the reasonable fees and expenses of counsel for Agent and of any experts and agents that Agent may incur in connection with (i) the administration of this Pledge Agreement,
(ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Agent hereunder, or (iv) the failure of the Pledgor to perform or observe any of the provisions hereof.

          7.11 CHOICE OF LAW. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

          7.12 HEADINGS. The title of and section headings in this Pledge Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Pledge Agreement.

          7.13 TERMINATION. This Pledge Agreement shall continue in effect until no Secured Obligations shall be outstanding.

          7.14 SEVERABILITY. The provisions of this Pledge Agreement are severable and if any clause or provision thereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge Agreement or any jurisdiction.

          7.15 ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Collateral Agent's discretion reasonably exercised, to take any action and to execute any instrument that Agent deems reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, principal, interest payment or other proceeds or distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Pledge Agreement.

          7.16 INCORPORATION BY REFERENCE. The security interests granted hereunder are granted in conjunction with the security interests granted to Agent, for the benefit of Lenders, pursuant to the Loan Agreement. Pledgor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the Pledged Collateral made and granted hereunder are more fully set forth in the Loan Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

          8. NOTICES. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered three (3) days after deposit in the United States mails (by certified mail, return receipt requested), with proper postage prepaid, or upon delivery by courier or upon transmission by telex, telecopy or similar electronic medium to the following addresses:

                  (i)      If to Agent, at:

                           Sanwa Business Credit Corporation
                           One South Wacker Drive
                           Chicago, Illinois  60606
                           Attn: Commercial Finance Division
                           Telecopy No.: (312) 782-6035

                           With a copy to:

                           Winston & Strawn
                           35 West Wacker Drive
                           Chicago, Illinois  60601
                           Attn:  Jim L. Blanco, Esq.
                           Telecopy No.: (312) 558-5700

                  (ii)     If to Pledgor at:

                           LOIS/USA, Inc.
                           40 West 57th Street
                           New York, New York  10019
                           Attn: Chief Financial Officer
                           Telecopy No.: (212) 373-4783

                           With a copy to:

                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, New York  10038
                           Attn: Hillel M. Bennett
                           Telecopy No.: (212) 806-6006


or to such other address as each Person designates to the other in the manner herein prescribed.

          9. WAIVERS. The Pledgor waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein.

          10. COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Pledge Agreement by signing any such counterpart.

          IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their duly authorized officers on the date first above written.

                                           LOIS/USA, INC.

                                           By: /S/ ROBERT K. STEWART
                                           Name:Robert K. Stewart
                                           Title:EVP / CFO




ACCEPTED AS OF THE DATE
FIRST SET FORTH ABOVE:

SANWA BUSINESS CREDIT CORPORATION,
as Agent


By: /S/ STANLEY KAMINSKI
Name:Stanley Kaminski
Title: Vice President